Exhibit 99.2

TransCode Therapeutics Announces Effective Date for 1-for-33 Reverse Stock Split

BOSTON, Nov. 29, 2024 -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ) (“TransCode” or the “Company”), the RNA Oncology Company™ committed to more effectively treating cancer using RNA therapeutics, today announced that its Board of Directors has approved an effective time at 12:01 a.m. Eastern Standard Time December 4, 2024, for its 1-for-33 reverse stock split. TransCode’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market on December 4, 2024, under the current trading symbol, “RNAZ.” The reverse stock split was approved by TransCode’s stockholders and Board of Directors on November 22, 2024, and is intended to increase the per share trading price of the Company's common stock to enable the Company to meet the minimum bid price requirement for continued listing on the Nasdaq Capital Market. There is no assurance that TransCode’s common stock will meet all Nasdaq requirements for continued listing.

As previously announced, the 1-for-33 reverse stock split will automatically convert thirty-three current shares of TransCode’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. The reverse split will reduce the number of shares of outstanding common stock from 17,265,658 shares to approximately 696,233 shares which latter number includes shares sold in the private placement announced November 27, 2024. Proportional adjustments also will be made to the exercise prices of TransCode’s outstanding stock options and warrants, and to the number of shares issuable under TransCode’s stock incentive plans.

Vstock Transfer LLC will act as the exchange agent for the reverse stock split. Stockholders of record are not required to take any action to receive post-split shares in book-entry. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the holding entity’s particular processes; such stockholders will not be required to take any action in connection with the reverse stock split. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split than those for registered stockholders. If a stockholder holds shares of common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee for more information.

In connection with the reverse stock split, the Company's CUSIP number will change to 89357L402 as of 12:01 a.m. Eastern Standard Time on December 4, 2024.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The Company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of other first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the Company’s expectations regarding the effect of the reverse stock split and its continued listing on Nasdaq. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For more information, please contact:

TransCode Therapeutics, Inc.

Tania Montgomery-Hammon, VP of Business Development

tania.montgomery@transcodetherapeutics.com